Exhibit 99.1
FOR IMMEDIATE RELEASE
Contacts:

Investor Inquiries	Media Inquiries
Jeffrey Wakely	Marilou Barsam
TechTarget	TechTarget
617-431-9458	617-431-9368
jwakely@techtarget.com	mbarsam@techtarget.com

TechTarget Reports Second Quarter Financial Results

Reports Record Online Revenues; Adjusted EBITDA Grows 63%

Newton, MA — August 9, 2010 — TechTarget, Inc. (NASDAQ: TTGT) today announced financial results for the three months ended June 30, 2010.

Total Q2 2010 revenues increased 15% to $25.1 million compared to Q2 2009. Q2 2010 online revenue increased by 16% to $20.6 million compared to Q2 2009, representing the highest quarterly online revenues achieved by the Company in its history.  Online revenues represented 82% of total Q2 2010 revenues.  Q2 2010 events revenue increased by 13% to $4.4 million compared to Q2 2009 and represented 18% of total Q2 2010 revenues.

“Despite the continuing macro challenges, our efforts to increase market share are paying off as we posted record quarterly online revenues” said Greg Strakosch, CEO of TechTarget.  “We are pleased that while maintaining an aggressive investment plan, we were able to grow adjusted EBITDA by 63% in the quarter and generate an adjusted EBITDA margin of 25%.”

Total Q2 2010 gross profit margin increased to 76% compared to 71% for Q2 2009. Q2 2010 online gross profit margin increased to 77% compared to 73% for Q2 2009, the highest online gross margin achieved by the Company since 2007.

Net income was $0.4 million for Q2 2010 compared to a net loss of $0.5 million in Q2 2009. Adjusted net income (net income adjusted for amortization and stock-based compensation, as further adjusted for the related income tax impact) for Q2 2010 was $3.9 million compared to $2.2 million for Q2 2009. Net income per basic share was $0.01 compared to a net loss per basic share of $(0.01) for Q2 2009. Adjusted net income per share (adjusted net income divided by adjusted weighted average diluted shares outstanding) for Q2 2010 was $0.09 compared to $0.05 for Q2 2009.

Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization, as further adjusted for stock-based compensation) for Q2 2010 increased 63% to $6.3 million compared to $3.9 million for Q2 2009.

The Company’s balance sheet and financial position remain strong. As of June 30, 2010, the Company’s cash and investments totaled $77.8 million and the Company has no outstanding bank debt.

Recent Company Highlights

•
Grew international geo-targeted revenues by more than 50%. International geo-targeted revenue represented approximately 8% of revenue in the quarter. A year ago, international geo-targeted represented approximately 5% of revenue. 119 customers ran geo-targeted advertising programs in the first half of 2010 versus 44 a year ago.

•
Launched SearchDataManagement.co.uk™, a comprehensive, problem-solving website for UK-based and English-speaking European enterprise information technology (IT) and business professionals who lead their companies’ data management (DM) and business intelligence (BI) efforts. Launching with 63,000 members, SearchDataManagement.co.uk is TechTarget’s fourth UK-targeted website and SearchDataManagement.co.uk joins TechTarget’s leading portfolio of business intelligence market websites that include SearchDataManagement.com™, SearchBusinessAnalytics.com™ and the BeyeNETWORK™.

•
Made good progress on SearchHealthIT.com, which officially launched in March of 2010 and is already conducting campaigns for approximately 30 advertisers including HP, Dell, Symantec, RIM, CDW and Brocade. The site has experienced robust traffic growth, including hosting over 600 health IT professionals who attended the site’s first virtual seminar titled “The New Wave of Health Care IT”.

•
Released new "Custom Nurturing" offering to allow large lead generation customers to cultivate leads more effectively through the purchase decision cycle.  Programs with “Custom Nurturing” can set up email-based campaigns that send customized follow-up messages to leads generated in TechTarget programs based not only on demographic profile or the specific action taken in the program, but also based on the lead's subsequent activity throughout the TechTarget network.

Financial Guidance

In the third quarter of 2010, the Company expects total revenues to be within the range of $22.1 million to $23.1 million; online revenues within the range of $19.6 million to $20.4 million; events revenues within the range of $2.5 million to $2.7 million and adjusted EBITDA to be within the range of $4.0 million to $4.5 million.

The Company is re-affirming the following annual guidance that it provided on May 10, 2010. The Company expects the annual online growth rate to be in the mid-teens and, based on running less multi-day events in 2010, for events revenue to decline between 15% and 20%. The Company expects annual adjusted EBITDA margins of 19% to 23%.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:30 p.m. (Eastern Time) today (August 9, 2010). Supplemental financial information and prepared remarks for the conference call will be posted to the Investor Relations section of our website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com/. The conference call can also be heard via telephone by dialing (888) 713-4214 (US callers) or 617-213-4866 (International callers) ten minutes prior to the call and referencing participant pass code 70574557 for both domestic and international callers.  Participants may pre-register for the call at: https://www.theconferencingservice.com/prereg/key.process?key= PHUEQJ97G. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.  (Due to the length of the above URL, it may be necessary to copy and paste it into your Internet browser’s URL address field. You may also need to remove an extra space in the URL if one exists.)

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning August 9, 2010 at 8:30 p.m. ET through August 23, 2010 at 11:59 p.m. ET. To listen to the replay, dial 888-286-8010 and use the pass code 88127511. International callers should dial 617-801-6888 and also use the pass code 88127511 to listen to the replay. The webcast replay will also be available for replay on http://investor.techtarget.com/ during the same period.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted to exclude stock-based compensation.  The term “adjusted EBITDA margin” refers to a financial measure which we define as adjusted EBITDA as a percentage of total revenues. The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization, and stock-based compensation, as further adjusted for the related income tax impact of the adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as the principal financial metric in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors.  Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business.  Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain matters included in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget

TechTarget, a leading online technology media company, gives technology providers ROI-focused marketing programs to generate leads, shorten sales cycles, and grow revenues. With its network of more than 80 technology-specific websites and more than 8.5 million registered members, TechTarget is a primary Web destination for technology professionals researching products to purchase. The Company is also a leading provider of independent, peer and vendor content, a leading distributor of white papers, and a leading producer of webcasts, podcasts, videos and virtual trade shows for the technology market. Its websites are complemented by numerous invitation-only events. TechTarget provides proven lead generation and branding programs to top advertisers including Cisco, Dell, EMC, HP, IBM, Intel, Microsoft, SAP and Symantec.

(C) 2010 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and BeyeNETWORK™, SearchDataManagement.co.uk™, SearchDataManagement.com™, and SearchBusinessAnalytics.com are trademarks, of TechTarget. All other trademarks are the property of their respective owners.

TECHTARGET, INC.
Consolidated Balance Sheets
(in $000's)

	June 30,	December 31,
	2010	2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,523	$20,884
Short-term investments	51,961	50,496
Accounts receivable, net of allowance for doubtful accounts	26,917	16,623
Prepaid expenses and other current assets	1,819	1,929
Deferred tax assets	697	2,399
Total current assets	99,917	92,331

Property and equipment, net	5,916	3,760
Long-term investments	7,314	11,177
Goodwill	90,222	88,958
Intangible assets, net of accumulated amortization	11,968	12,528
Deferred tax assets	6,904	5,182
Other assets	125	127
Total assets	$222,366	$214,063

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,287	$3,106
Accrued expenses and other current liabilities	2,175	2,910
Accrued compensation expenses	1,371	808
Income taxes payable	281	398
Deferred revenue	9,337	8,402
Total current liabilities	16,451	15,624

Long-term liabilities:
Other liabilities	3,329	575
Total liabilities	19,780	16,199

Commitments and contingencies	-	-

Stockholders' equity:
Common stock	43	42
Additional paid-in capital	240,223	233,555
Warrants	-	2
Accumulated other comprehensive (loss) income	(43)	8
Accumulated deficit	(37,637)	(35,743)
Total stockholders' equity	202,586	197,864
Total liabilities and stockholders' equity	$222,366	$214,063

TECHTARGET, INC.
Consolidated Statements of Operations
(in $000's, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009
	(Unaudited)
Revenues:
Online	$20,626	$17,801	$39,187	$34,083
Events	4,447	3,936	6,929	6,126
Total revenues	25,073	21,737	46,116	40,209

Cost of revenues:
Online (1)	4,792	4,776	9,328	9,656
Events (1)	1,302	1,455	2,166	2,536
Total cost of revenues	6,094	6,231	11,494	12,192

Gross profit	18,979	15,506	34,622	28,017

Operating expenses:
Selling and marketing (1)	8,991	8,023	17,904	15,539
Product development (1)	2,021	2,194	4,206	4,275
General and administrative (1)	4,804	4,064	10,299	7,983
Depreciation	642	498	1,167	1,034
Amortization of intangible assets	1,140	1,181	2,275	2,396
Total operating expenses	17,598	15,960	35,851	31,227

Operating income (loss)	1,381	(454)	(1,229)	(3,210)

Interest income, net	84	174	191	64

Income (loss) before provision for (benefit from) income taxes	1,465	(280)	(1,038)	(3,146)

Provision for (benefit from) income taxes	1,019	263	856	(295)

Net income (loss)	$446	$(543)	$(1,894)	$(2,851)

Net income (loss) per common share:
Basic and diluted	$0.01	$(0.01)	$(0.04)	$(0.07)

Weighted average common shares outstanding:
Basic	42,944	41,760	42,712	41,757
Diluted	45,053	41,760	42,712	41,757
(1) Amounts include stock-based compensation expense as follows:
Cost of online revenue	$86	$78	$174	$312
Cost of events revenue	20	36	46	53
Selling and marketing	1,535	1,478	3,464	2,806
Product development	155	132	316	263
General and administrative	1,359	917	2,584	1,810

TECHTARGET, INC.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in $000’s)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009
	(Unaudited)

Net income (loss)	$446	$(543)	$(1,894)	$(2,851)
Interest income, net	84	174	191	64
Provision for (benefit from) income taxes	1,019	263	856	(295)
Depreciation	642	498	1,167	1,034
Amortization of intangible assets	1,140	1,181	2,275	2,396
EBITDA	3,163	1,225	2,213	220
Stock-based compensation expense	3,155	2,641	6,584	5,244
Adjusted EBITDA	$6,318	$3,866	$8,797	$5,464

TECHTARGET, INC.
Reconciliation of Net Income (Loss) to Adjusted Net Income and Net Income (Loss) per Diluted Share to Adjusted Net Income per Share
(in $000's, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009
	(Unaudited)

Net income (loss)	$446	$(543)	$(1,894)	$(2,851)
Amortization of intangible assets	1,140	1,181	2,275	2,396
Stock-based compensation expense	3,155	2,641	6,584	5,244
Impact of income taxes	875	1,096	1,975	2,019
Adjusted net income	$3,866	$2,183	$4,990	$2,770

Net income (loss) per diluted share	$0.01	$(0.01)	$(0.04)	$(0.07)

Weighted average diluted shares outstanding	45,053	41,760	42,712	41,757

Adjusted net income per share	$0.09	$0.05	$0.11	$0.06
Adjusted weighted average diluted shares outstanding	45,053	42,764	44,813	42,643
Options, warrants and restricted stock, treasury method included in adjusted weighted average diluted shares above	-	1,004	2,101	886

Weighted average diluted shares outstanding	45,053	41,760	42,712	41,757

TECHTARGET, INC.
Financial Guidance for the Three Months Ended September 30, 2010
(in $000's)

	For the Three Months Ended September 30, 2010
	Range

Revenues	$22,100	$23,100

Adjusted EBITDA	$4,000	$4,500
Depreciation, amortization and stock-based compensation	4,728	4,728
Interest income, net	84	84
Provision for income taxes	337	542
Net loss	$(981)	$(686)